Exhibit 10.8

January ♦, 2023

AGENCY AGREEMENT

Bunker Hill Mining Corp.

82 Richmond Street East

Toronto, Ontario M5C 1P1

Attention: Richard Williams, Executive Chairman

Dear Sir:

The undersigned, Echelon Wealth Partners Inc. (“Echelon”) and Roth Capital Partners, LLC (“Roth” and together with Echelon, the “Lead Agents”), as co-lead agents and co-bookrunners, and Laurentian Bank Securities Inc. (“Laurentian” and together with the Lead Agents, the “Agents”) understand that Bunker Hill Mining Corp. (the “Corporation”) proposes to issue a minimum (the “Minimum Offering”) of ♦ shares of common stock of the Corporation (the “Initial Shares”) and up to a maximum (the “Maximum Offering”) of ♦ Initial Shares at a price of $♦ per Initial Share (the “Purchase Price”) for aggregate gross proceeds of approximately $7,000,000 in the case of the Minimum Offering and up to approximately $12,000,000 in the case of the Maximum Offering, pursuant to the terms of this agency agreement (this “Agreement”).

Upon and subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Corporation hereby grants to the Agents an over-allotment option (the “Over-Allotment Option”) to sell up to an additional 15% of the number of Initial Shares sold pursuant to the Offering (the “Additional Shares”) at a price equal to the Purchase Price, that is exercisable in whole or in part, and at any time and from time to time, on or before 8:00 a.m. (PST) on the date that is 30 days after and including the Closing Date (as defined below).

Delivery of and payment for any Additional Shares will be made at the time and on the date (each an “Option Closing Date”) as set out in a written notice of Echelon referred to below, which Option Closing Date may occur on the Closing Date but will in no event occur earlier than the Closing Date, nor earlier than two (2) Business Days (as defined below) or later than five (5) Business Days after the date upon which the Corporation receives a written notice from Echelon setting out the number of Additional Shares to be purchased by the Agents. Any such notice must be received by the Corporation not later than 8:00 a.m. (PST) on the date that is 30 days after the Closing Date. Upon the furnishing of such a notice, the Corporation will be committed to sell and deliver to the Agents in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in such notice.

Upon and subject to the terms and conditions set forth herein, the Corporation hereby appoints the Agents, and the Agents hereby agree to act, as exclusive agents to the Corporation to arrange for the sale of the Offered Shares, on a commercially reasonable “best efforts” agency basis, to Purchasers (as hereinafter defined) resident in the Qualifying Jurisdictions (as hereinafter defined) and in such other jurisdictions outside of Canada and the United States as may be agreed to by the Corporation and the Agents, provided that the Offered Shares are lawfully offered and sold on a basis exempt from the prospectus, registration or similar requirements of such jurisdictions. The offer and sale of the Offered Shares is referred to as the “Offering”.

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Unless the context otherwise requires or unless otherwise specifically stated, all references in this Agreement to (i) the “Offering” shall be deemed to include the Over-Allotment Option, and (ii) the “Offered Shares” shall mean, collectively, the Initial Shares and the Additional Shares.

The Agents further understand that the Corporation has prepared and filed the Preliminary Prospectus (as hereinafter defined) and that the Corporation has prepared and will file, concurrently with the execution of this Agreement, the Final Prospectus (as hereinafter defined) with respect to the qualification of the Offered Shares for distribution to the public in each of the Qualifying Jurisdictions (as hereinafter defined) and all other necessary documents in order to qualify the Offered Shares for distribution to the public in each of the Qualifying Jurisdictions. It is understood and agreed that the Agents are under no obligation to purchase any of the Offered Shares, although the Agents may subscribe for Offered Shares if they so desire.

The Corporation has prepared and filed with the Commission under the U.S. Securities Act a registration statement on Form S-1 (File No. 333-268505), including a prospectus, registering the Offered Shares. Such registration statement, as amended at the time it becomes effective, including the information (if any) deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “U.S. Registration Statement;” and as used herein, the term “U.S. Preliminary Prospectus” means each prospectus included in such U.S. Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the U.S. Securities Act and the prospectus included in the U.S. Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “U.S. Final Prospectus” means the prospectus in the form first used to confirm sales of the Offered Shares. If the Corporation has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the U.S. Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term U.S. Registration Statement shall include such Rule 462 Registration Statement.

For purposes of this Agreement, all references to the U.S. Registration Statement, the U.S. Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its EDGAR. All references in this Agreement to amendments or supplements to the U.S. Registration Statement or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the U.S. Exchange Act. which is deemed to be incorporated therein by reference therein or otherwise deemed by the rules and regulations thereof to be a part thereof.

In consideration of the services to be rendered by the Agents in connection with the Offering hereunder, the Corporation agrees to pay to the Agents at the Closing Time (as hereinafter defined) a cash commission equal to 6.0% of the gross proceeds of the Offering at the Closing Time (the “Agents’ Fee”). As additional compensation for the services rendered by the Agents in connection with the Offering, the Corporation shall issue to the Agents broker’s warrants (the “Broker’s Warrants”) exercisable to purchase that number of shares of common stock of the Corporation (each, a “Broker Share”) as is equal to 6.0% of the aggregate number of Offered Shares issued pursuant to the Offering. Each Broker’s Warrant will entitle the holder thereof to acquire one Broker Share at $♦ per Broker Share, subject to adjustment in certain customary events, at any time prior to 5:00 p.m. (PST) on the date which is 24 months from the Closing Date. At the Closing Time, the Corporation shall execute and deliver to the Agents certificates evidencing the Broker’s Warrants (the “Broker Warrant Certificates”) to which the Agents is entitled, in a form to be agreed upon by the Agents and the Corporation, each acting reasonably.

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The Corporation shall be entitled to designate in writing a list of purchasers (the “President’s List”) who may purchase Offered Shares under the Offering. Notwithstanding the foregoing, the Agents’ Fee payable by the Corporation to the Agents for subscriptions received from the President’s List Purchasers shall be reduced to 3.0% of the aggregate gross proceeds from President’s List Purchasers and the number of Broker’s Warrants shall be reduced to 3.0% of the number of Special Warrants sold to the President’s List Purchasers. Additionally, the Corporation shall be entitled to sell Offered Shares to Valuestone Global Resources Fund I LP (or an affiliate of), management, the board and insiders of the Corporation (the “Company Purchasers”). Notwithstanding the foregoing, the Agents’ Fee payable by the Corporation to the Agents for subscriptions received from the Company Purchasers shall be reduced to 2.0% of the aggregate gross proceeds from Company Purchasers and the number of Broker’s Warrants shall be reduced to 2.0% of the number of Offered Shares sold to the Company Purchasers.

The terms and conditions relating to the purchase and sale of the Offered Shares are as follows:

1	Definitions and Interpretation

(a)	In this Agreement:

“affiliate” shall have the meaning ascribed thereto in the Business Corporations Act (Ontario);

“Agents’ Counsel” means DLA Piper (Canada) LLP;

“Agents’ Expenses” has the meaning given to the term in Section 11;

“Agents’ Fee” has the meaning ascribed to such term on the second page of this Agreement;

“Agreement” means this agency agreement, including all schedules hereto, as it may be amended, restated or supplemented;

“Applicable Securities Laws” means the Securities Laws in each of the Qualifying Provinces, the federal laws of the United States, and laws of the states of the United States where the securities are offered, as applicable;

“Auditors” means MNP LLP, the auditors of the Corporation, or such other duly appointed and qualified auditor appointed by the Corporation from time-to-time;

“Blue Sky Registration” has the meaning given to the term in Section 2(d);

“Broker Share” has the meaning ascribed to such term on the second page of this Agreement;

“Broker Warrant Certificates” has the meaning ascribed to such term on the second page of this Agreement;

“Broker’s Warrants” has the meaning ascribed to such term on the second page of this Agreement;

“Bunker Hill Mine” means the mine located near the town of Kellogg, Idaho, as described in the Bunker Hill Technical Report;

“Bunker Hill Project” means the mining and processing operations at the Bunker Hill Mine located near the town of Kellogg, Idaho;

“Bunker Hill Technical Report” means the amended and restated technical report dated September 30, 2022 and filed on SEDAR on November 21, 2022, titled “Technical Report and Pre-Feasibility Study for Underground Mining, Milling and Concentration of Lead, Silver and Zinc at the Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA”, effective August 29, 2022, prepared by Scott Wilson, C.P.G., of Resource Development Associates Inc., Robert Todd, P.E., of Minetech USA LLC, and Peter Kondos, Ph.D., of YaKum Consulting Inc.;

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“Business” means the business carried on by the Corporation and the Subsidiary as described in the Final Prospectus, including the restart and development of the Bunker Hill Mine;

“Business Data” means all data and personal information accessed, processed, collected, stored or disseminated by the Corporation or the Subsidiary;

“Business Day” means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario;

“Closing” means the completion of the issue and sale by the Corporation of the Offered Shares pursuant to this Agreement;

“Closing Date” means the date of Closing;

“Closing Time” means 5:00 a.m. (Vancouver time) on the Closing Date or Option Closing Date, as applicable, or any other time on the Closing Date or Option Closing Date, as applicable, as may be agreed to by the Corporation and the Lead Agents, each acting reasonably;

“Commission” means the United Stated Securities and Exchange Commission;

“Common Share” means one share of common stock in the capital of the Corporation as presently constituted;

“Company Purchaser” has the meaning ascribed to such term on the second page of this Agreement;

“Corporation” means Bunker Hill Mining Corp. and includes any successor corporation to or of the Corporation;

“CSE” means the Canadian Securities Exchange;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability, including any convertible debentures issued by the Corporation;

“distribution”, “material change”, “material fact” and “misrepresentation” shall have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Documents Incorporated by Reference” means all financial statements, management information circulars, annual information forms, material change reports, Marketing Materials, business acquisition reports or other documents issued by the Corporation, whether before or after the date of this Agreement, that are required by Applicable Securities Laws to be incorporated by reference into the Final Prospectus;

“EDGAR” means Electronic Data Gathering, Analysis and Retrieval System;

“Engagement Letter” means the letter agreement dated as of November 18, 2022 between the Corporation and Echelon relating to the Offering;

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“Environmental Laws” means all applicable federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, occupational health and safety, product safety or liability, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

“Environmental Permits” includes all orders, permits, certificates, approvals, consents, registrations and licences issued by any authority of competent jurisdiction under any Environmental Law;

“Exempt Plans” means trusts governed by registered retirement savings plans, registered retirement income funds, registered disability savings plans, deferred profit sharing plans, registered education savings plans and tax-free savings accounts, each as defined in the Income Tax Act (Canada);

“Final Prospectus” means the (final) short form prospectus, including all of the Documents Incorporated by Reference, prepared by the Corporation and qualifying the distribution of the Offered Shares and the Broker’s Warrants in the Qualifying Provinces;

“Financial Statements” has the meaning given to the term in Section 6(bb);

“Governmental Body” means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, court, tribunal, arbitral body, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof, any quasi-governmental body or private body exercising regulatory, expropriation or taxing authority under or for the account, if any, of the foregoing and any self-regulatory authority and, for greater certainty, includes the Securities Commissions;

“Hazardous Materials” means chemicals, pollutants, contaminants, asbestos, wastes, toxic substances, hazardous substances, petroleum or petroleum products;

“including” means including, without limitation;

“Intellectual Property” means all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever;

“Investor Presentation” means the investor presentation of the Corporation dated November 21, 2022 and filed on SEDAR by the Corporation on November 21, 2022;

“Laws” means any and all applicable: (i) laws, constitutions, treaties, statutes, codes, ordinances, orders, decrees, rules, regulations and by-laws; (ii) judgments, orders, writs, injunctions, decisions, awards and directives of any Governmental Body; and (iii) to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Body;

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“Leased Premises” means each premises which the Corporation or the Subsidiary occupies as tenant;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;

“Marketing Materials” has the meaning ascribed thereto in National Instrument 41-101 – General Prospectus Requirements;

“Material Adverse Effect” means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision of the board of directors is probable), event, violation, inaccuracy, circumstance, development or effect that is materially adverse to the business, assets (including intangible assets), capitalization, liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Corporation and the Subsidiary, taken as a whole, whether or not arising in the ordinary course of business;

“Material Contract” means any material Debt Instrument, indenture, contract, commitment, agreement (written or oral), instrument, lease, joint operating agreement, option, joint venture agreement or other document, including license agreements and agreements relating to real property or the Intellectual Property, to which the Corporation or the Subsidiary are a party or by which any one of them are bound;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“Offered Shares” has the meaning ascribed to such term on the first page of this Agreement;

“Offering” has the meaning ascribed to such term on the first page of this Agreement;

“Offering Documents” means, collectively, the Preliminary Prospectus, the Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the U.S. Registration Statement, the Blue Sky Registrations, the Marketing Materials and any Supplementary Material;

“OTC” means the U.S. financial trading market managed by the OTC Markets Group;

“Passport System” means the system for review of prospectus filings set out in Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“Permitted Liens” means any of the following that do not adversely affect the present use or value of the property affected thereby: (i) liens for taxes not yet due, (ii) other assessments and governmental charges not yet due, (iii) liens that can be (but have not yet been) filed by builders, mechanics, repairers or similar Persons in respect of services performed or goods provided in the ordinary course of business, (iv) easements, covenants, rights of way and other restrictions that are registered as of the date of this Agreement, and (v) transfer restrictions imposed on securities by applicable Law;

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“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

“Personnel” has the meaning given to that term in Section 13(a);

“Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated November 21, 2022, including all of the Documents Incorporated by Reference, prepared by the Corporation and relating to the distribution of the Offered Shares and for which a receipt has been issued by the Principal Regulator and a deemed receipt has been issued by the Securities Regulators in each of the Qualifying Provinces pursuant to the Passport System;

“President’s List” has the meaning ascribed to such term on the second page of this Agreement;

“President’s List Purchaser” means a Purchaser designated by the Corporation as belonging to the President’s List;

“Principal Regulator” means the Ontario Securities Commission;

“Project Rights” has the meaning ascribed thereto in Section (vv);

“Properties” means all mineral properties in which the Corporation or the Subsidiary has a direct or indirect ownership interest, including, without limitation, the Bunker Hill Project;

“Public Record” means all information filed by or on behalf of the Corporation with a securities commission that is accessible to the public on www.sedar.com;

“Purchasers” means, collectively, each of the purchasers of the Offered Shares pursuant to the Offering including, if applicable, the Agents;

“Qualifying Provinces” means, collectively, all of the provinces of Canada, other than Quebec;

“Qualifying Jurisdictions” means the Qualifying Provinces, the United States, and the U.S. Registration States;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Rule 430 Information” has the meaning ascribed to such term on the second page of this Agreement;

“Rule 462 Registration Statement” has the meaning ascribed to such term on the second page of this Agreement;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, collectively, the Principal Regulator and the securities regulatory authorities in the Qualifying Provinces, the SEC, and the state regulatory securities authorities in the United States;

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“Securities Laws” means, unless the context otherwise requires, all applicable securities laws in each of the Qualifying Provinces, each of the federal securities laws of the United States under the U.S. Securities Act and U.S. Exchange Act, including the rules and regulations thereunder, U.S. state securities laws and blue sky laws (including of the U.S. Registration States) or otherwise and the applicable securities laws of all other jurisdictions in which the Offered Shares are offered for sale, as applicable, and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

“Securities Regulators” means, collectively, the Securities Commissions and the securities regulators or other securities regulatory authorities in any jurisdictions in which the Offered Shares are offered for sale;

“Selling Firm” has the meaning given to the term in Section 2(b);

“Sprott” means Sprott Private Resource Streaming and Royalty Corp.;

“Standard Listing Filings” has the meaning given to the term in Section 4(a)(iv);

“Subsequent Disclosure Documents” means any financial statements, management information circulars, annual information forms, material change reports, Marketing Materials, business acquisition reports or other documents issued by the Corporation after the date of this Agreement that are required by Applicable Securities Laws to be incorporated by reference in the Final Prospectus;

“Subsidiary” has the meaning given to the term in Section 6(b);

“Supplementary Material” means, collectively, any amendment to the Final Prospectus, U.S. Final Prospectus and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Applicable Securities Laws relating to the distribution of the Offered Shares;

“Taxes” has the meaning given to the term in Section 6(ee);

“Term Sheet” means the term sheet for the Offering dated November 21, 2022;

“Transaction Documents” has the meaning given to the term in Section 6(bbb);

“United States” or “U.S.” means the United States of America, its territories and possessions and any State of the United States;

“U.S. Affiliate” of the Agent means the U.S. registered broker-deal affiliate of the Agent;

“U.S. Exchange Act” means the United States Exchange Act of 1934, as amended;

“U.S. Final Prospectus” has the meaning ascribed to such term on the second page of this Agreement.

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“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and rules promulgated by the SEC and its related interpretations or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination;

“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S of the U.S. Securities Act;

“U.S. Preliminary Prospectus” has the meaning ascribed to such term on the second page of this Agreement;

“U.S. Registration Statement” has the meaning ascribed to such term on the second page of this Agreement; and

“U.S. Securities Act” means the United States’ Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) Prospectus Defined Terms. Capitalized terms used but not defined herein have the meanings ascribed to them in the Final Prospectus.

(c) Divisions and Headings. The division of this Agreement into Sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Sections, subsections, paragraphs and other subdivisions are to Sections, subsections, paragraphs and other subdivisions of this Agreement.

(d) Number and Gender. All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(e) Currency. Any reference in this Agreement to $ or to dollars shall refer to the lawful currency of Canada, unless otherwise specified.

(f) Knowledge. The phrases “knowledge of the Corporation” or “to the Corporation’s knowledge” or similar expressions, mean the actual knowledge of Richard Williams, Executive Chairman, Sam Ash, Chief Executive Officer and/or David Wiens, Chief Financial Officer of the Corporation after due inquiry.

2	The Offering

(a)	The sale of the Offered Shares to the Purchasers shall be effected in a manner that is in compliance with Securities Laws and upon the terms set out in the Final Prospectus, U.S. Final Prospectus, the Blue Sky Registrations (as defined below), and in this Agreement. The Agents will use commercially reasonable best efforts to arrange for Purchasers for the Offered Shares in the Qualifying Jurisdictions and in those jurisdictions outside of Canada and United States as may be agreed upon by the Corporation and the Agents, each acting reasonably, in connection with the Offering.

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(b)	The Corporation agrees that the Agents shall have the right to invite one or more investment dealers (each, a “Selling Firm”) to form a selling group to participate in the soliciting of offers to purchase the Offered Shares. The Agents have the exclusive right to control all compensation arrangements between the members of the selling group. The Corporation grants all of the rights and benefits of this Agreement to any Selling Firm so appointed by the Agents and appoints the Agents as trustee of such rights and benefits for such Selling Firms, and the Agents hereby accept such trust and agree to hold such rights and benefits for and on behalf of such Selling Firms.

(c)	The Agents shall ensure that any Selling Firm appointed pursuant to the provisions of subsection 2(b), if any, shall: (i) be compensated by the Agents from their compensation hereunder; and (ii) agree to comply with the covenants and obligations given by the Agents herein.

(d)	The Corporation represents and warrants to the Agents that the Corporation has prepared and filed the Preliminary Prospectus, U.S. Preliminary Prospectus, Blue Sky Registrations and other related documents (including, without limitation, any Marketing Materials) and has obtained pursuant to the Passport System a receipt or deemed receipt therefor in each of the Qualifying Provinces and acceptance of the U.S. Preliminary Prospectus on EDGAR or the applicable state security regulator in the case of the Blue Sky Registrations. Further, the Corporation represents and warrants that the Corporation has prepared and filed the Registration Statement in conformity with the requirements of applicable United States federal securities laws, including the U.S. Preliminary Prospectus and such amendments and supplements thereto as may have been required to the date of this Agreement. The Corporation represents and warrants that the Corporation has taken such action as the Corporation has reasonably determined is necessary in order to obtain an exemption for, or to qualify the Offered Shares and the Broker Shares, under applicable securities or the blue sky laws of the states of the United States set forth on Exhibit A hereto (each such state, a “U.S. Registration State”). The Corporation shall promptly notify the Agents of the effectiveness of registration or exemption of each U.S. Registration State as such is obtained (each, a “Blue Sky Registration”). The Corporation has prepared and will promptly, after the execution and delivery of this Agreement, file the Final Prospectus in each of the Qualifying Provinces, the U.S. Final Prospectus with the SEC, and the U.S. Final Prospectus and Blue Sky Registrations and all necessary other materials with the SEC and U.S. Registration States, as applicable. Further, the Corporation will use its best efforts to obtain a receipt under the Passport System for the Final Prospectus and effectiveness of the Registration Statement in the U.S. and the effectiveness of the Blue Sky Registrations in order to qualify the Offered Shares and the Broker’s Warrants for distribution in each of the Qualifying Provinces and in the United States and the U.S. Registration States, as applicable and until the day on which the distribution of the Offered Shares and the Broker’s Warrants is completed, the Corporation will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Applicable Securities Laws to qualify the distribution of the Offered Shares and the Broker’s Warrants in the Qualifying Provinces and with the SEC and in the U.S. Registration States, as applicable.

(e)	The Agents shall, upon the Corporation obtaining a receipt for the Final Prospectus and upon the filing of the U.S. Final Prospectus, deliver one copy of the Final Prospectus and U.S. Final Prospectus (together with any Supplementary Material and materials related to Blue Sky Registrations, if any) to all persons resident in the Qualifying Provinces, the United States, and the U.S. Registration States, as applicable, who are to acquire the Offered Shares.

(f)	The Corporation has permitted the Agents to review the Final Prospectus and U.S. Final Prospectus and to conduct such due diligence investigations necessary to fulfil its obligations as agents under applicable Securities Laws and in order to enable the Agents to responsibly execute the certificate in the Final Prospectus required to be executed by them.

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(g)	The Corporation and the Agents covenant and agree:

(i)	not to provide any potential investor of Offered Shares with any Marketing Materials unless a template version of such Marketing Materials has been filed by the Corporation with the Securities Commissions on or before the day such Marketing Materials are first provided to any potential investor of Offered Shares;

(ii)	not to provide any potential investor with any materials or information in relation to the Offering or the Corporation other than: (A) such Marketing Materials that have been approved and filed in accordance with this Section 2; (B) the Preliminary Prospectus, the Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus or any Supplementary Material; and (C) any “standard term sheets”, as defined in NI 41-101, approved in writing by the Corporation and the Agents; and

(iii)	that any Marketing Materials approved and filed in accordance with this Section 2 and any standard term sheets approved in writing by the Corporation and the Agents shall only be provided to potential investors in the Qualifying Jurisdictions where the provision of such Marketing Materials or standard term sheets does not contravene Applicable Securities Laws.

3	Distribution and Certain Obligations of the Agents.

(a)	The Agents have complied with and shall, and shall require any Selling Firm to agree to, comply with the Securities Laws in connection with the distribution of the Offered Shares and shall offer the Offered Shares upon the terms and conditions set out in the Final Prospectus, U.S. Final Prospectus, the Blue Sky Registrations, and this Agreement. The Agents have and shall, and shall require any Selling Firm to, directly offer for sale to the public and sell the Offered Shares only in those jurisdictions where they may be lawfully offered for sale. The Agents shall (i) use commercially reasonably best efforts to complete and cause each Selling Form to complete the distribution of the Offered Shares as soon as reasonably practicable; and (ii) promptly notify the Corporation when, in their opinion, the Agents and the Selling Firms have ceased distribution of the Offered Shares and provide a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions (and any other applicable jurisdiction where the Offered Shares have been distributed) where such breakdown is required for the purpose of calculating fees payable to Securities Regulators.

(b)	The Agents shall, and shall require any Selling Firm to agree to, distribute the Offered Shares in a manner which complies with and observes all Applicable Securities Laws and any other applicable laws and regulations, including, for greater certainty, all Securities Laws in each jurisdiction into and from which they may offer to sell the Offered Shares or distribute the Final Prospectus, U.S. Final Prospectus, Blue Sky Registrations, or any Supplementary Material in connection with the distribution of the Offered Shares and will not, directly or indirectly, offer, sell or deliver any Offered Shares or deliver the Final Prospectus, U.S. Final Prospectus, Blue Sky Registrations, or any Supplementary Material to any person in any jurisdiction other than, subject to Section 1(d) below, in the Qualifying Jurisdictions, unless agreed to in accordance with Section 3(a) hereof and completed in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Securities Laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions.

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(c)	For the purposes of this Section 3, the Agents and any Selling Firm shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdictions where a receipt or similar document for the Final Prospectus, U.S. Final Prospectus, or Blue Sky Registrations, as applicable shall have been obtained or deemed to have been obtained from the applicable Securities Regulators (including a receipt from the Principal Regulator issued under the Passport System evidencing that a deemed receipt has been issued for the Final Prospectus by each of the Securities Regulators in the Qualifying Provinces and effectiveness of the Registration Statement has been obtained from the SEC and any U.S. Registration States securities regulators) following the filing of the Final Prospectus unless otherwise notified in writing.

4	Deliveries on Filing and Related Matters

(a)	The Corporation shall deliver to the Agents:

(i)	a copy of the Final Prospectus, the U.S. Final Prospectus, the Registration Statement, and the Blue Sky Registrations signed and certified by the Corporation and Agents as required by Applicable Securities Laws;

(ii)	a copy of any other document filed with, or delivered to, Securities Regulators under applicable Securities Laws in connection with the Offering;

(iii)	a “long-form” comfort letter dated the date of the Final Prospectus and U.S. Final Prospectus, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents and the directors of the Corporation from the Auditors with respect to financial and accounting information relating to the Corporation contained in the Final Prospectus and U.S. Final Prospectus, which letter shall be based on a review by the Auditors within a cut-off date of not more than two Business Days prior to the date of the letter and which letter shall be in addition to the Auditors’ consent letter and any comfort letter addressed to the Securities Regulators in the Qualifying Jurisdictions; and

(iv)	prior to filing of the Final Prospectus, U.S. Final Prospectus, and Blue Sky Registrations with Securities Regulators, copies of correspondence indicating that the application for the listing and posting for trading on the CSE of (i) the Offered Shares, and (ii) the Broker Shares issuable upon exercise of the Broker’s Warrants, has been made, subject only to satisfaction by the Corporation of customary post-closing filings required by the CSE and OTC (the “Standard Listing Filings”).

(b)	The Corporation has delivered to the Agents signed copies of all Supplementary Material, if any. The Corporation has delivered to the Agents, with respect to such Supplementary Material or Subsequent Disclosure Document, to the extent that such Supplementary Material contains any financial and accounting information, a comfort letter substantially similar to that referred to in subsection 4(a)(iii).

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(c)	The Corporation confirms that it has or will deliver to the Agents copies of the Preliminary Prospectus, the U.S. Preliminary Prospectus, the Final Prospectus, the U.S. Final Prospectus, the Registration Statement, and Blue Sky Registrations signed as required by Applicable Securities Laws.

(d)	During the period commencing on the date hereof and until completion of the distribution of the Offered Shares, the Corporation will promptly provide to the Agents drafts of any press releases of the Corporation for review by the Agents.

(e)	The Corporation has filed with the CSE, OTC, SEC and state securities regulators, as applicable, all necessary documents and shall take or cause to be taken all necessary steps to ensure that, prior to the filing of the Final Prospectus and U.S. Final Prospectus with Securities Regulators, the Corporation has obtained all necessary approvals for: (i) the Offered Shares; and (ii) the Broker Shares issuable upon exercise of the Broker’s Warrants, to be conditionally listed on the CSE, subject only to the Standard Listing Filings and proper registration of the Offered Shares with the SEC, as applicable.

5	Material Changes

(a)	The Corporation will promptly inform the Agents in writing during the period prior to the completion of the distribution of the Offered Shares of the full particulars of:

(i)	any material change (actual, anticipated, threatened, contemplated, or proposed by, to, or against) in the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business, affairs, operations, properties, capital or prospects of the Corporation and the Subsidiary, taken as a whole;

(ii)	any material fact that has arisen or has been discovered and would have been required to have been stated in any of the Offering Documents had that fact arisen or been discovered on, or prior to, the date of the Offering Documents, as the case may be;

(iii)	any legislative, regulatory or administrative policy or guideline changes which, if implemented could have a material effect upon the Corporation’s operations or the manner in which the Corporation carries on business; and

(iv)	any change in any material fact or any misstatement of any material fact contained in any of the Offering Documents, or the existence of any new material fact, in each case which is of a nature as to render any of the Offering Documents misleading or untrue in any material respect or would result in a misrepresentation therein.

(b)	The Corporation shall comply with the prospectus amendment requirements of Section 6.6 of National Instrument 41-101 – General Prospectus Requirements and Section 57 of the Securities Act (Ontario), and the Corporation will prepare and file promptly any Supplementary Material which may be necessary and will otherwise comply with all legal requirements necessary to continue to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions.

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(c)	In addition to the provisions of subsections 5(a) and 5(b) hereof, the Corporation shall in good faith discuss with the Agents any change, event or fact contemplated in subsections 5(a) and 5(b) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Agents under subsection 5(a) hereof and shall consult with the Agents with respect to the form and content of any Supplementary Material proposed to be filed by the Corporation, it being understood and agreed that no such amendment or other Supplementary Material shall be filed with any Securities Regulator prior to the review thereof by the Agents.

(d)	If during the period of distribution of the Offered Shares there shall be any change in applicable Securities Laws which, in the opinion of the Agents, acting reasonably, requires the filing of any Supplementary Material, upon written notice from the Agents, the Corporation shall, to the satisfaction of the Agents, acting reasonably, promptly prepare and file any such Supplementary Material with the appropriate Securities Regulators where such filing is required.

6	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agents and the Purchasers, and acknowledges that they are relying upon such representations and warranties and covenants in purchasing the Offered Shares, as follows:

(a)	the Corporation is a corporation duly incorporated and validly existing under the laws of the Nevada and has all necessary corporate power and authority to own, lease and operate its properties and assets, to carry on the Business as it is currently conducted and proposed to be conducted, to enter into and perform its obligations under this Agreement, and any other material agreement to which it is a party, to undertake the Offering and all other transactions contemplated herein and is not in default of its corporate filings, and, to the knowledge of the Corporation, no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding-up;

(b)	the Corporation has no direct or indirect subsidiaries (as such term is defined in the Securities Act (Ontario)) other than the following (the “Subsidiary”), which is duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated and has all necessary corporate power and authority to own, lease and operate its properties and assets, to carry on the Business as it is currently conducted and proposed to be conducted, to perform its obligations under each material agreement to which it is a party and is not in default of its corporate filings:

Subsidiary	Corporate Jurisdiction	Percentage Ownership
Silver Valley Metals Corp.	Idaho	100%

(c)	the Corporation owns all of the issued and outstanding shares of the Subsidiary, such shares are free and clear of all encumbrances, claims or demands whatsoever and no person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or the Subsidiary of any interest in any of the shares in the capital of the Subsidiary. All of the issued and outstanding shares of the Subsidiary are outstanding as fully paid and non-assessable shares;

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(d)	other than the Subsidiary, the Corporation does not have material investment or proposed investment in any person;

(e)	the corporate records and minute books of the Corporation and the Subsidiary are complete and accurate in all material respects and contain the minutes of all meetings and all resolutions of directors and shareholders of the Corporation and the Subsidiary (in each case, subject to ordinary course updating to be completed both before and after the Closing);

(f)	the authorized and issued share capital of the Corporation consists of 1,500,000,000 Common Shares with a par value of $0.000001 per Common Share and 10,000,000 shares of preferred shares with par value of $0.000001 per preferred share, of which ♦ Common Shares and no shares of preferred stock are issued and outstanding as of the date hereof, all of which shares are fully paid and non-assessable;

(g)	other than pursuant to the provisions of this Agreement or as set forth in this Section 6(g), as of the date of this Agreement, no person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of the Corporation or now has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement, option or right for the purchase, subscription or issuance of any unissued shares, securities (including convertible securities) or warrants of the Corporation other than (i) outstanding stock options and restricted share units issued to directors, officers, employees and key consultants of the Corporation under the Corporation’s stock option plan exercisable into ♦ Common Shares; (ii) Common Share purchase warrants exercisable into ♦ Common Shares; and (iv) convertible debentures in the aggregate amount of US$21,000,000 issued to Sprott Private Resources Streaming and Royalty Corp. (“Sprott Streaming”) and certain affiliates of Sprott Streaming exercisable into an aggregate of ♦ Common Shares;

(h)	to the knowledge of the Corporation, there are no shareholders’ agreements, voting trusts, proxy or other agreements governing the rights of shareholders of the Corporation. The holders of the outstanding Common Shares of the Corporation are not entitled to pre-emptive or other rights to subscribe for the Common Shares, including after exercise or conversion of any security or right to acquire any security;

(i)	each of the Corporation and the Subsidiary has conducted and is conducting its Business in compliance in all material respects with all applicable Laws of each jurisdiction in which its Business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its Business to be carried on as it is now conducted and its property and assets to be owned, leased or operated, and all such licenses, registrations or qualifications are valid and existing and in good standing under the laws of the jurisdiction of incorporation;

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(j)	the Corporation is not in default or breach of, and the execution and delivery of, and the compliance with the terms of, the Transaction Documents to which it is a party, the fulfillment of the terms thereof by it and the completion of the transactions contemplated therein, and the grant of the Over-Allotment Option, the issuance, sale and delivery of the Offered Shares, the Broker’s Warrants and the Broker Shares issuable on exercise of the Broker’s Warrants by the Corporation hereunder do not and will not result in a material breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a material breach of, and do not and will not conflict with: (i) any statute, rule or regulation applicable to the Corporation including, without limitation, Securities Laws and the policies, rules and regulations of the CSE, OTC, the SEC, and state securities regulators; (ii) any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of the Corporation; (iii) any Material Contract to which the Corporation or the Subsidiary is a party or by which the Corporation or the Subsidiary is or will be contractually bound as of the Closing Time; (iv) any judgment, decree or order binding on the Corporation or the Subsidiary or any of their respective properties or assets; or (v) require any consent, authorization, registration or qualification of or with any Governmental Body, Securities Commission or other regulatory commission or agency or any third party except those that have been obtained (or will be obtained prior to the Closing Time);

(k)	all Material Contracts to which the Corporation and the Subsidiary is a party are in good standing and in full force and effect and no material default or breach exists in respect of any of them on the part of any of the parties to them and, to the knowledge of the Corporation, no event has occurred which, after the giving of notice or the lapse of time or both would constitute such a default or breach and which would have a Material Adverse Effect; the foregoing includes all the presently outstanding Material Contracts entered into by the Corporation and the Subsidiary in the course of carrying out their operations and all operations related thereto;

(l)	there has not been any material change in the consolidated assets, liabilities or obligations (absolute, contingent or otherwise) of the Corporation from the position set forth in the Financial Statements (as hereinafter defined), except as disclosed in the Final Prospectus, and there has not been any adverse material change in the business, operations, capital or condition (financial or otherwise) or results of the operations of the Corporation since September 30, 2022, and since that date, except as publicly disclosed, there have been no material facts, transactions, events or occurrences relating directly to the Corporation which could reasonably be expected to materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of the Corporation;

(m)	the Bunker Hill Project is the only material property to the Corporation for the purposes of NI 43-101 and all material information with respect thereto is completely and accurately described in the Prospectus;

(n)	the Corporation or the Subsidiary, as applicable, made available to the authors thereof prior to the issuance of the Bunker Hill Technical Report, for the purpose of preparing such report, all information requested, and to the knowledge of the Corporation, no such information contained any material misrepresentation as at the relevant time the relevant information was made available and the Corporation does not have any knowledge of a material adverse change in any production, cost, price, reserves or other relevant information provided since the dates that such information was so provided;

(o)	the Bunker Hill Technical Report complied in all material respects with the requirements of NI 43-101 as at the date of such report; since the date of preparation of such report there has been no change that would disaffirm or change any aspect of such report in any material respect;

(p)	the Corporation is in compliance with NI 43-101 in all material respects and has filed within the prescribed time periods all technical reports required thereby;

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(q)	other than the Leased Premises and except as disclosed in the Public Record, each of the Corporation and the Subsidiary is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material properties and assets thereof as described in the Public Record, and no other property or assets are necessary for the conduct of the business of the Corporation and the Subsidiary as currently conducted. Any and all of the agreements and other documents and instruments pursuant to which each of the Corporation or the Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents and instruments in full force and effect, enforceable in accordance with the terms thereof, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and all material leases, licenses and other agreements pursuant to which the Corporation or any Subsidiary derives the interests thereof in such property are in good standing. The Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the Corporation or any Subsidiary to use, transfer or otherwise exploit their respective assets, none of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right, and neither the Corporation nor any Subsidiary has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(r)	other than the Bunker Hill Mine, neither the Corporation nor the Subsidiary owns any real property;

(s)	the Corporation has not approved, is not contemplating, has not entered into, and has no knowledge of:

(i)	a change of control (by sale or transfer of shares or sale of all or substantially all of the assets or otherwise) of the Corporation;

(ii)	a proposed or planned disposition of any securities by any insider or any shareholder who owns, directly or indirectly, 5% or more of the issued and outstanding securities of the Corporation; or

(iii)	any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming such, for the purchase, sale, transfer or other disposition of any material property or assets or any interest therein owned directly or indirectly by the Corporation;

(t)	no acquisitions or dispositions have been made by the Corporation or the Subsidiary in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions”, except for the Corporation’s acquisition of (i) the Bunker Hill Mine as described in the Public Record, and (ii) the Pend Oreille mill as described in the Public Record, and the Corporation is not a party to and has not approved the entering into of any contract or agreement with respect to any acquisition or disposition of material property or assets which would require disclosure under Securities Laws;

(u)	as at the date hereof the Corporation has no reason to believe that any Person intends to cease dealing with the Corporation or the Subsidiary on substantially the same terms as such Person presently deals with the Corporation, which may have or result in a Material Adverse Effect;

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(v)	the Corporation and the Subsidiary have good title to all real, immovable, personal and movable properties owned by it, free and clear of all Liens of any kind except for Permitted Liens;

(w)	other than as disclosed in the Public Record, there are no actions, suits, judgements, proceedings, investigations or inquiries of any kind whatsoever outstanding, pending or to the best of the Corporation’s knowledge, threatened against or affecting the Corporation or the Subsidiary at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which could have a Material Adverse Effect, and the Corporation has no knowledge of any basis on which any such matter might be commenced with any reasonable likelihood of success;

(x)	the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities of any class, and has not directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or securities or agreed to do so. Other than restrictions under Securities Laws, there is no restriction on or impediment to the declaration or payment of any dividend or other distribution on the shares in the constating documents of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party;

(y)	other than as disclosed in the Public Record, the Corporation does not owe any material amount to, nor has the Corporation made any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or security holder of the Corporation or any of its affiliates or any Person not dealing at “arm’s-length” (as such term is defined in the Income Tax Act (Canada)) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the Business. Except for usual arrangements made in the ordinary and normal course of the Business, the Corporation is not a party to any material contract, agreement or understanding with any officer, director, employee or security holder of the Corporation or any of its affiliates or any other Person not dealing at arm’s-length with the Corporation;

(z)	policies of insurance issued by insurers of recognized financial responsibility are maintained in respect of the operations, properties and assets, employees, directors and officers of the Corporation in such amounts and covering such risks as are prudent and customary in the Business. All such policies of insurance are in full force and effect and no material default exists under such policies of insurance as to the payment of premiums or otherwise under the terms of any such policy, there are no material claims by the Corporation under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; to the knowledge of the Corporation, the Corporation will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its Business. The Corporation has not been denied any insurance coverage which it has sought or for which it has applied;

(aa)	the Corporation is in compliance in all respects with its timely and continuous disclosure obligations under the securities laws of the Provinces of the Qualifying Jurisdictions, and the policies, rules and regulations of the CSE, OTC and the SEC;

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(bb)	the audited consolidated financial statements of the Corporation as at and for the financial period ended December 31, 2021 and the unaudited condensed consolidated interim financial statements of the Corporation as at and for the financial period ended September 30, 2022 (collectively, the “Financial Statements”): (i) are, in all material respects, consistent with the books and records of the Corporation; (ii) have been prepared in accordance with U.S. GAAP consistently applied throughout the periods referred to therein; and (iii) present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise as required by U.S. GAAP) of the Corporation as at such dates and the results of its operations and its cash flows for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation in accordance with U.S. GAAP and, there has been no change in accounting policies or practices of the Corporation since December 31, 2021. The Corporation is not aware of any fact or circumstance presently existing that would render such Financial Statements and financial information materially incorrect;

(cc)	the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management’s general or specific authorization, and transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP;

(dd)	the Auditors of the Corporation are, and were during the period covered by their report, independent public accountants as required under applicable Securities Laws and there has never been a reportable disagreement within the meaning of National Instrument 51-102 between the Corporation and the Auditors;

(ee)	all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable or required to be collected or withheld and remitted, by the Corporation and the Subsidiary have been paid, collected or withheld and remitted as applicable, except for where the failure to pay such Taxes would not have a Material Adverse Effect. The Corporation has established on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable and there are no liens for Taxes on the assets of the Corporation or the Subsidiary that are material, and there are no audits pending of the tax returns of the Corporation or the Subsidiary (whether federal, state, provincial, local or foreign). Except to the extent that failure to do so would not have a Material Adverse Effect, all tax returns, declarations, remittances and filings required to be filed by the Corporation have been filed with all appropriate Governmental Body and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Corporation, no examination of any tax return of the Corporation is currently in progress and there are no issues or disputes outstanding with any Governmental Body respecting any taxes that have been paid, or may be payable, by the Corporation. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Corporation;

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(ff)	there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Corporation or the Subsidiary with unconsolidated entities or other persons;

(gg)	the Corporation and the Subsidiary do not have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Public Record, including in the financial statements of the Corporation contained in the Public Record and the notes thereto;

(hh)	except as mandated by an applicable regulatory or governmental authority, which mandates have not materially affected the Corporation, as at the date hereof, and except as disclosed in the Final Prospectus, there has been no material effect on the operations of the Corporation or the Subsidiary as a result of the novel coronavirus disease (COVID-19) outbreak (the “COVID-19 Outbreak”). The Corporation has been monitoring the COVID-19 Outbreak and the potential impact at all of its operations, and management believes it has implemented appropriate measures to support the wellness of its employees where the Corporation and the Subsidiary operate while continuing to operate;

(ii)	(i) the Corporation and its Subsidiary own, free and clear of any Liens or encumbrances, or possesses sufficient legal rights to use, all Intellectual Property used by it in connection with the Corporation’s Business, which represents all intellectual property rights necessary to the conduct of the Corporation’s Business as now conducted and as presently contemplated to be conducted, without any conflict with, or infringement of, in any material respect, the intellectual property rights of others; (ii) the Corporation or the Subsidiary have not received any communications alleging that they have violated or, by conducting its Business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, rights of privacy, rights in personal data, moral rights, trade secrets or other proprietary rights or processes of any other person or entity. To the Corporation’s knowledge, no product or service marketed or sold (or presently contemplated to be marketed or sold) by the Corporation or the Subsidiary violate any license to which they are a party or infringes any intellectual property rights of any other person or entity. No claim is pending or, to the Corporation’s knowledge, threatened to the effect that any operations of the Corporation or the Subsidiary infringe upon or conflict with the asserted rights of any other person to any Intellectual Property and, to the Corporation’s knowledge, there is no basis for any such claim (whether or not pending or threatened); (iii) all persons then involved in the development of the Corporation or the Subsidiary’s owned Intellectual Property were at the time employees, consultants or independent contractors of the Corporation or its Subsidiary and, for greater certainty, the Corporation owns the Intellectual Property arising from their work. All persons involved in the development of the Corporation or the Subsidiary’s owned Intellectual Property will be employees, consultants or independent contractors of the Corporation, and the Corporation will own all such Intellectual Property arising from their work. The Corporation does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Corporation;

(jj)	all testing, product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Corporation or the Subsidiary in connection with their Business is being conducted in compliance, in all respects, with all industry, laboratory safety, management and training standards applicable to its current and proposed Business and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all respects;

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(kk)	no union has been accredited or otherwise designated to represent any employees of the Corporation or the Subsidiary and, to the knowledge of the Corporation, no accreditation request or other representation question is pending with respect to the employees of the Corporation or the Subsidiary and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation’s facilities and none is currently being negotiated by the Corporation or the Subsidiary;

(ll)	the Corporation and the Subsidiary have satisfied all obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or eligible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Corporation maintained, sponsored or funded by them, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis, except for any default, violation, tax, penalty or fee which, whether individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Material Adverse Effect;

(mm)	there has not been and there is not currently any pending labour disruption, grievance, arbitration proceeding or other conflict by any current or former employee, consultant or agent of the Corporation or the Subsidiary which could reasonably be expected to have a Material Adverse Effect and each of the Corporation and the Subsidiary is in compliance with all provisions of all laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except for noncompliance with any such provisions that would not have a Material Adverse Effect;

(nn)	(A) the Corporation, its assets and properties and the operation of the Business, have been and are, to the knowledge of the Corporation, in compliance in all material respects with all Environmental Laws; (B) the Corporation has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws; and (C) the Corporation has never received any notice of any material non-compliance in respect of any Environmental Laws;

(oo)	without limiting the generality of the subparagraph immediately above, neither the Corporation nor the Subsidiary is aware of, nor has received any notice of, any material claim, judicial or administrative proceeding, pending, threatened against or contemplated, or which may affect, the Corporation, the Subsidiary or any of the respective properties, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and the Corporation is not aware of any investigation, evaluation, audit or review by any Governmental Body of the Corporation, the Subsidiary or any of the respective properties, assets or operations thereof to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Body, in each case which could reasonably be expected to have a Material Adverse Effect;

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(pp)	there are no orders, rulings or directives issued, pending or, to the knowledge of the Corporation, threatened against the Corporation or the Subsidiary under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or the Subsidiary;

(qq)	neither the Corporation nor the Subsidiary is subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal production and exploration activities) or non-compliance with Environmental Laws;

(rr)	other than as described in the Public Record, neither the Corporation nor the Subsidiary has ever been in violation of, in connection with the ownership, use, maintenance or operation of the property and assets thereof, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits having the force of law, domestic or foreign, relating to environmental, health or safety matters which could reasonably be expected to have a Material Adverse Effect;

(ss)	each of the Corporation and the Subsidiary has all applicable Environmental Permits and is in compliance with any material requirements thereof;

(tt)	neither the Corporation nor the Subsidiary has used, except in compliance with all Environmental Laws, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Material;

(uu)	the Properties are the only properties in which the Corporation or the Subsidiary has an interest; the Corporation or the Subsidiary holds either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Properties are located, in respect of the ore bodies and minerals located on the Properties in which the Corporation or the Subsidiary has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or the Subsidiary to explore for and exploit the minerals relating thereto, all leases or claims and permits relating to the Properties in which the Corporation or the Subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Corporation or the Subsidiary has all necessary surface rights, access rights and other necessary rights and interests relating to the Properties in which the Corporation or the Subsidiary has an interest granting the Corporation or the Subsidiary the right and ability to explore for and exploit minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation or the Subsidiary, as applicable, with only such exceptions as do not materially interfere with the use made by the Corporation or the Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Corporation or the Subsidiary; neither the Corporation nor the Subsidiary has any responsibility or obligation to pay any commission, royalty, licence, fee or similar payment to any person with respect to the property rights thereof other than as described in the Public Record, which includes, but is not limited to, disclosure regarding the royalty convertible debenture (the “Royalty Convertible Debenture”) between the Corporation’s wholly-owned subsidiary, Silver Valley Metals Corp. and Sprott Private Resource Streaming and Royalty (Collector), LP and the conversion of the Royalty Convertible Debenture into a royalty agreement as described therein;

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(vv)	the Corporation or the Subsidiary holds direct interests in the Properties, as described in the Public Record (the “Project Rights”), free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, except as disclosed to the Agents and no other property rights are necessary for the conduct of the business of the Corporation as currently conducted; the Corporation does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights, under valid, subsisting and enforceable agreements or instruments, and all such agreements and instruments in connection with the Project Rights are valid and subsisting and enforceable in accordance with their terms.

(ww)	the Corporation has identified all the material permits, certificates, and approvals (collectively, the “Permits”) which are or will be required for the exploration, development and eventual operation of the Properties, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial and federal approvals; and the appropriate Permits have either been received, applied for, or the processes to obtain such Permits have been or will in due course be initiated by the Corporation; and, except as disclosed to the Agents, the Corporation does not know of any issue or reason why the Permits should not be approved and obtained in the ordinary course;

(xx)	all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Corporation in order to maintain its interests therein, if any, have been performed to date and the Corporation has complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Corporation intends to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a material adverse effect; all such mining claims and mining rights are in good standing in all respects as of the date of this Agreement;

(yy)	there are no environmental audits, evaluations, assessments, studies or tests relating to the Corporation except for ongoing assessments conducted by or on behalf of the Corporation in the ordinary course;

(zz)	with respect to each of the Leased Premises, the Corporation and the Subsidiary, as applicable, occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation or the Subsidiary, as applicable, occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such leases or result in any additional or more onerous obligations under such leases. The Corporation has provided the Agents with true and complete copies of all leases in respect of the Leased Premises;

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(aaa)	the Corporation is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Corporation presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Corporation or any Subsidiary presently in force, that the Corporation anticipates the Corporation or any Subsidiary will be unable to comply with or which could reasonably be expected to materially adversely affect the business of the Corporation or any Subsidiary or the business environment or legal environment under which such entity operates;

(bbb)	at the Closing Time each of this Agreement and the Broker Warrant Certificates (collectively, the “Transaction Documents”) will have been duly authorized, executed and delivered by the Corporation, and upon such execution and delivery will constitute a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law; and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(ccc)	(A) the Corporation has full corporate power and authority to issue the applicable Offered Shares and the Broker’s Warrants on the Closing Date or Option Closing Date, as applicable, and thereafter; (B) the Offered Shares will be duly and validly authorized, allotted and issued as fully paid and non-assessable Common Shares by the Corporation on the Closing Date or Option Closing Date, as applicable; (C) the Broker’s Warrants will be validly created and issued by the Corporation on the Closing Date or Option Closing Date, as applicable; and (D) upon exercise of the Broker’s Warrants, the Broker Shares, will be duly and validly authorized, allotted and issued as fully paid and non-assessable Common Shares;

(ddd)	the Corporation is, upon the filing of the Final Prospectus, a reporting issuer in good standing in each of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Price Edward Island and Newfoundland, and (i) has no reasonable grounds to believe that it will not continue to be a reporting issuer in good standing in each such jurisdiction for at least 12 months following the Closing; (ii) is in compliance, including with respect to its Public Record, with all applicable Securities Laws in all respects, except where any such non-compliance, whether individually or in the aggregate, would not constitute a Material Adverse Effect; (iii) it is not included on a list of defaulting reporting issuers maintained by the Securities Commissions of each such jurisdiction; (iv) the Public Record, as of each document’s respective filing date, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date made; and (v) has no current confidential material change reports;

(eee)	no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued that remains outstanding, and, to its knowledge, no proceedings for this purpose have been instituted, are pending, contemplated or threatened by any securities commission or self-regulatory organization; the Corporation is not in default of any material requirement of any applicable securities legislation, and the Corporation is entitled to avail themselves of the applicable prospectus exemptions available under such securities legislation in respect of the trades in its securities to Purchasers as contemplated in this Agreement;

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(fff)	to the knowledge of the Corporation, none of the Corporation, its officers or directors is aware of any circumstances presently existing under which liability is or could reasonably be expected to be incurred under Part 16.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (British Columbia);

(ggg)	the currently outstanding Common Shares are listed and posted for trading on the CSE and OTC and all necessary notices and filings have been made with, and all necessary consents, approvals and authorizations obtained by, the Corporation from the CSE, OTC, SEC, and state securities regulators to ensure that (i) the Offered Shares; and (ii) the Broker Shares issuable upon exercise of the Broker’s Warrants; will be listed and posted for trading on the CSE and OTC upon their issuance, subject only to the Standard Listing Filings;

(hhh)	the Corporation has not withheld, and will not withhold from the Agents prior to the Closing Time, any material facts relating to the Corporation, the Subsidiary or the Offering;

(iii)	Capital Transfer Agency ULC is the duly appointed registrar and transfer agent of the Corporation with respect to the Common Shares;

(jjj)	other than the Investor Presentation and the Term Sheet filed by the Corporation on SEDAR on November 21, 2022 the Corporation has not and will not provide to prospective purchasers any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Securities Laws. The Corporation has and will not engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Shares, including but not limited to, causing the sale of the Offered Shares to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Offered Shares whose attendees have been invited by general solicitation or advertising;

(kkk)	other than the Agents, there is no person, firm or company acting or purporting to act at the request of the Corporation who is entitled to any finder’s fee in connection with the transactions contemplated herein and in the event that any person, firm or company acting for the Corporation at the request of the Corporation establishes a claim for any fee from the Agents, except as identified in writing to the Corporation and the Agents prior to Closing, the Corporation covenants to indemnify and hold harmless the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(lll)	the Corporation has provided the Agents with all information requested by the Agents in connection with the sale of the Offered Shares and such information is true and correct in all material respects and no material fact or material facts have been omitted therefrom which would make such information misleading. There is no material fact known to the Corporation that has not been disclosed herein, or to the Agents, or in any other agreement, document or written instrument furnished by the Corporation to the Agents in connection with the transactions contemplated hereby and thereby and which has resulted in or would reasonably be expected to result in a Material Adverse Effect;

(mmm)	all information which has been prepared by the Corporation relating to the Corporation and its business, properties and liabilities and made available to the Agents, including the Investor Presentation and all financial, marketing, sales and operational information provided to the Agents was, as of the date of such information, true and correct in all material respects, taken as a whole, and no fact or facts have been omitted therefrom which would make such information materially misleading and did not contain a misrepresentation; and

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(nnn)	as of the date of the delivery of an Offering Document by the Corporation:

(i)	the information and statements (except information and statements relating to the Agents and provided in writing by the Agents for inclusion therein) contained or incorporated by reference in any of the Offering Documents, as the case may be, are true and correct, in all material respects, and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Shares;

(ii)	no material fact or information has been omitted therefrom (except for facts or information relating to the Agents) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances in which they were made;

(iii)	except with respect to any information relating solely to the Agents and provided by the Agents for inclusion therein, the Offering Documents comply in all material respects with the requirements of Applicable Securities Laws; and

(iv)	except as set forth or contemplated in the Offering Documents, there has been no adverse material change (actual, anticipated, contemplated, proposed or threatened) in the business, affairs, prospects, operations, properties, assets, liabilities (contingent or otherwise) or capital of the Corporation since the end of the period covered by the Financial Statements;

(ooo)	the delivery of each Offering Document by the Corporation shall constitute the Corporation’s consent to the Agents’ use of the Offering Documents in connection with the distribution of the Offered Shares in the Qualifying Jurisdictions in compliance with this Agreement unless otherwise advised in writing;

(ppp)	no order preventing or suspending the use of any of the Offering Documents has been issued by any Securities Commission and each Offering Document, at the time of filing or the time of first use within the meaning of the Securities Laws, complied in all material respects with the requirements of the Securities Act and the Securities Laws and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(qqq)	the Corporation has complied to the Securities Regulators satisfaction with all requests of the Securities Regulators for additional or supplemental information. No stop order suspending the effectiveness of the U.S. Registration Statement or Blue Sky Registrations is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Corporation, are contemplated or threatened by the SEC;

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(rrr)	each part of the U.S. Registration Statement, Blue Sky Registrations, and any Supplemental Materials, at the time such part became effective, at all other subsequent times until the expiration of the delivery period of the U.S. Final Prospectus, and at the Closing Date, and the U.S. Final Prospectus and Blue Sky Registrations (or any amendment or supplement to the U.S. Final Prospectus or Blue Sky Registrations, as applicable, including with respect to U.S. state filings), at the time of filing or the time of first use within the meaning of the Securities Laws, at all subsequent times until expiration of the delivery period for the U.S. Final Prospectus, and at the Closing Date, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Applicable Securities Law and the U.S. Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Final Prospectus and Blue Sky Registrations, in each case as amended or supplemented, as of its date, or the time of first use within the meaning of the Applicable Securities Laws, at all subsequent times until the expiration of the delivery period for the U.S. Final Prospectus, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the U.S. Registration Statement, Blue Sky Registrations, or any post-effective amendment thereto, or the U.S. Final Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to the Corporation by the Agents, specifically for use in the preparation thereof;

(sss)	the offering of the Offered Shares in the United States or to or for the account or benefit of a U.S. Person or a person in the United States by the Corporation is not prohibited pursuant to a court order issued pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder;

(ttt)	the Corporation and its Subsidiary are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Corporation and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation and the Subsidiary have established disclosure controls and procedures (as defined in U.S. Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Corporation and the Subsidiary and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Corporation in the reports it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Corporation’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Corporation and the Subsidiary as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Corporation presented in its most recently filed periodic report under the U.S. Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiary that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Corporation and its Subsidiary;

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(uuu)	the Corporation is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended;

(vvv)	neither the Corporation, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Corporation for purposes of any applicable shareholder approval provisions of any trading market on which any of the securities of the Corporation are listed or designated; and

(www)	The Corporation has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of any of the Offered Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Corporation, other than, in the case of clauses (ii) and (iii), compensation paid to the Agents in connection with the placement of the Offered Shares.

Notwithstanding any contrary provision in this Agreement including any schedule hereto, no investigation or opportunity afforded to the Agents or its advisors to conduct due diligence shall in any way affect, or limit liability for, any representation, warranty or covenant of the Corporation contained in this Agreement and the Agents will be deemed to have relied solely upon the representations, warranties and covenants contained in this Agreement, notwithstanding any contrary information that may have been provided or made available to the Agents or any of the Agents’ representatives or that the Agents discovered in the course of any such investigation either prior to or subsequent to the date of this Agreement.

7	Covenants of the Corporation

The Corporation hereby covenants to the Agents that the Corporation:

(a)	will advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	the issuance by any Securities Regulators in any Qualifying Jurisdiction of any order suspending or preventing the use of any of the Offering Documents;

(ii)	the suspension of the qualification of the Offered Shares and the Broker’s Warrants in any of the Qualifying Jurisdictions or the institution, threatening or contemplation of any proceeding for any such purposes; or

(iii)	any requests made by any Securities Regulators in the Qualifying Jurisdictions, for amending or supplementing the Preliminary Prospectus, U.S. Preliminary Prospectus, the Final Prospectus, the U.S. Final Prospectus, any Blue Sky Registration, or the U.S. Registration Statement or for additional information, and will use its best efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

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(b)	will use commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Applicable Securities Laws in the Qualifying Jurisdictions, for a period of 24 months following the Closing Date, provided that the foregoing requirement shall not prevent the Corporation from completing a sale of all or substantially all of its assets or any transaction which would result in the Corporation ceasing to be a “reporting issuer” pursuant to a take-over bid or other transaction that requires a vote by shareholders of the Corporation;

(c)	will use its commercially reasonable efforts to maintain the listing of (i) the Offered Shares; and (ii) the Broker Shares issuable upon exercise of the Broker’s Warrants on the CSE, OTC or another recognized stock exchange or quotation system for a period of at least 24 months following the Closing Date, provided that the foregoing requirement shall not prevent the Corporation from completing a sale of all or substantially all of its assets or any transaction which would result in the Corporation ceasing to be a “reporting issuer” pursuant to a take-over bid or other transaction that requires a vote by shareholders of the Corporation;

(d)	will duly execute and deliver the Broker Warrant Certificates at the Closing Time and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Corporation;

(e)	will ensure that, at the Closing Time, the Offered Shares shall be duly issued as fully paid and non-assessable Common Shares on payment of the purchase price therefor;

(f)	will ensure that, at the Closing Time, the Broker’s Warrants shall be duly and validly created and issued and shall have attributes corresponding in all material respects to the description set forth in this Agreement and the Broker’s Warrants Certificates, as applicable;

(g)	will ensure that at all times following the grant of the Broker’s Warrants and prior to the expiry of the Broker’s Warrants, a sufficient number of Broker Shares are allotted and reserved for issuance upon the due exercise of the Broker’s Warrants in accordance with their terms;

(h)	will ensure that, upon due exercise of the Broker’s Warrants in accordance with their terms, the Broker Shares shall be duly issued as fully paid and non-assessable shares in the capital of the Corporation on payment of the purchase price therefor;

(i)	will ensure that the Offered Shares and the Broker Shares are listed and posted for trading on the CSE and OTC upon their respective dates of issuance;

(j)	will use the net proceeds of the Offering in the manner specified in the Final Prospectus, subject to the qualifications contained therein;

(k)	use its commercially reasonable efforts to cause its directors and senior officers to enter into the Form of Lock-Up Agreement attached hereto as Schedule “A”;

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(l)	from the date hereof until 90 days following the Closing Date, not to, without the prior written consent of the Echelon, such consent not to be unreasonably withheld, issue, agree to issue or announce any intention to issue Common Shares or any securities convertible into or exchangeable for Common Shares, other than in conjunction with: (i) the exchange, transfer, conversion or exercise rights of existing outstanding securities; (ii) the issuance of options under the Corporation’s stock option plan, provided that the exercise price of any such options is not less than the Purchase Price; (iii) the issuance of deferred share units or restricted share units under the Corporation’s deferred share unit plan or restricted share unit plan; (iv) existing commitments to issue securities; (v) an arm’s length acquisition (including to acquire assets or intellectual property rights); (vi) under the Offering; (vii) the issuance of securities to Sprott or affiliates of Sprott in accordance with the applicable agreements with Sprott; or (viii) the issuance of securities in connection with any offtake-related debt financing;

(m)	the Corporation shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the U.S. Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction;

(n)	shall take such action as the Corporation shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Offered Shares and Broker Warrants (including the shares issuable upon exercise thereof) for, sale to the Purchasers and the Brokers, as applicable, under applicable securities or the blue sky laws of the states of the United States, and shall provide evidence of any such actions taken promptly upon the written request of any Purchaser or any Broker.

8	Representations and Warranties of the Agents

Each of the Agents hereby severally (and not jointly or jointly and severally) represents, warrants and covenants to the Corporation, and acknowledges that the Corporation is relying upon each of such representations, warranties and covenants in entering into the transactions contemplated hereby, as follows:

(a)	it is, and will remain, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder;

(b)	it has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(c)	this Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, except as limited by the application of equitable principles when equitable remedies are sought and except as rights to indemnity, contribution and waiver of contribution may be limited by applicable Laws;

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(d)	as to Echelon and Laurentian only, it will offer the Offered Shares for sale to the public in the Qualifying Jurisdictions, directly and through sub-agents, if any, in compliance with Applicable Securities Laws and upon the terms and conditions set forth in this Agreement;

(e)	it will conduct activities in connection with the Offering in compliance with all Applicable Securities Laws and upon the terms and conditions set forth in the Final Prospectus and this Agreement and cause a similar covenant to be obtained from sub-agents, if any, in connection with the distribution of the Offered Shares;

(f)	it will refrain from advertising the Offering by (A) printed public media of general and regular paid circulation, (B) radio, (C) television or (D) telecommunications, including electronic display and not make use of any green sheet or other internal marketing document without the prior written consent of the Corporation, such consent to be promptly considered and not to be unreasonably withheld; and

(g)	it will comply with, and ensure that its directors, officers, employees and affiliates comply with all applicable market stabilization rules and requirements of the Securities Commissions and Applicable Securities Laws.

9	Conditions of Closing

The following are conditions precedent to the obligations of the Agents to complete the Closing and of the Purchasers to purchase the Offered Shares at the Closing Time, which conditions the Corporation covenants and agrees to use its best efforts to fulfil within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Agents:

(a)	the Corporation shall have caused its counsel, Blake, Cassels & Graydon LLP, to deliver to the Agents legal opinions dated and delivered on the Closing Date or Option Closing Date, as applicable, addressed to the Agents, in form and substance satisfactory to the Agents acting reasonably. In connection with such opinions, counsel to the Corporation may rely on the opinions of local counsel in the Qualifying Provinces acceptable to counsel to the Agents, acting reasonably, as to qualification for distribution of the Offered Shares and the Broker’s Warrants or opinions may be given directly by local counsel of the Corporation with respect to those items and as to other matters governed by the laws of jurisdictions other than the province in which they are qualified to practise and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers of the Corporation and others;

(b)	the Corporation shall have caused its U.S. counsel, J.P. Galda & Co., to deliver to the Agents legal opinions dated and delivered on the Closing Date or Option Closing Date, as applicable, addressed to the Agents and the Purchasers, in form and substance satisfactory to the Agents acting reasonably;

(c)	the Agents shall have received favourable legal opinions addressed to the Agents from counsel to the Corporation, as applicable, dated as of the Closing Date or Option Closing Date, as applicable, in the form and substance satisfactory to the Agents and their counsel, acting reasonably, as to: (i) the Subsidiary having been incorporated or otherwise organized and existing under the laws of its jurisdiction of incorporation or organization, as applicable; (ii) the Subsidiary having the corporate capacity and power to own and lease its properties and assets and to conduct its business as described in the Prospectus; and (iii) as to the authorized and issued share capital of the Subsidiary and to the ownership thereof;

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(d)	the Agents shall have received a favourable legal opinion addressed to the Agents from counsel to the Corporation, as applicable, dated as of the Closing Date or Option Closing Date, as applicable, in the form and substance satisfactory to the Agents and their counsel, acting reasonably, as to title of the Properties and the Corporation’s or the Subsidiary’s interest therein;

(e)	the Agents shall have received a certificate, dated as of the Closing Date or Option Closing Date, as applicable, signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation, or such other officer(s) of the Corporation as the Agents may agree, certifying for and on behalf of the Corporation with respect to: (i) the constating documents of the Corporation; (ii) the resolutions of the Corporation’s board of directors relevant to the Offering and the authorization of the other agreements and transactions contemplated herein; and (iii) the incumbency and signatures of signing officers of the Corporation;

(f)	the Corporation shall cause the Auditors to deliver to the Agents a comfort letter, dated as of the Closing Date or Option Closing Date, as applicable, in form and substance satisfactory to the Agents, acting reasonably, bringing forward to a date not more than two Business Days prior to the Closing Date or Option Closing Date, as applicable, the information contained in the comfort letter referred to in subsection 4(a)(iii) hereof;

(g)	the Agents shall have received a certificate, dated as of the Closing Date or Option Closing Date, as applicable, signed by the Chief Executive Officer and Chief Financial Officer of the Corporation, or such other officers of the Corporation as the Agents may request, certifying for and on behalf of the Corporation, after having made due enquiry and after having carefully examined the Final Prospectus and any Supplementary Material, that:

(i)	the Corporation has complied in all material respects (except where already qualified by a materiality or Material Adverse Effect qualification, in which case the Corporation has complied in all respects) with all of the covenants and satisfied in all material respects (except where already qualified by materiality, in which case the Corporation has complied in all respects) all of the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii)	no order, ruling or determination having the effect of ceasing or suspending the trading in the Common Shares or prohibiting the sale of the Offered Shares or any other securities of the Corporation has been issued by any regulatory authority and continuing in effect and no proceedings for such purpose having been instituted or being pending or, to the knowledge of such officers, contemplated or threatened under any relevant securities laws (including Applicable Securities Laws) or by any regulatory authority;

(iii)	subsequent to the respective dates as at which information is given in the Final Prospectus, there has not occurred a Material Adverse Effect or any change or development involving a prospective Material Adverse Effect, other than as disclosed in the Final Prospectus or any Supplementary Material, as the case may be;

(iv)	no material change relating to the Corporation and the Subsidiary, taken as a whole, has occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure having been made on a confidential basis that remains confidential;

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(h)	the Corporation shall have taken such action as the Corporation has reasonably determined is necessary in order to obtain an exemption for, or to qualify the Offered Shares and the Broker Warrants (including the shares issuable upon exercise thereof) for, sale to the Purchasers or Brokers, as applicable, under applicable securities or the blue sky laws of the states of the United States, and shall provide evidence of any such actions taken promptly upon the written request of any Purchaser;

(i)	the representations and warranties of the Corporation contained in this Agreement and in any certificates of the Corporation delivered pursuant to or in connection with this Agreement, are true and correct as at the Closing Time in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as if such representations and warranties were made as at the Closing Time of Closing, after giving effect to the transactions contemplated hereby;

(j)	all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by the Corporation under Applicable Securities Laws in the Qualifying Jurisdictions necessary for the offer and sale of the Offered Shares, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will have been made or obtained, as applicable (other than, in respect of the Offering, the filing of reports required under Applicable Securities Laws in the Qualifying Jurisdictions within the prescribed time periods and the filing of standard documents with the CSE, OTC, SEC, and U.S. Registration States which documents will be filed as soon as practicable after the Closing Date or Option Closing Date, as applicable, and, in any event, within such deadline as may be imposed by such Securities Laws or the CSE, OTC, SEC, and U.S. Registration States) and the Agents will have received copies of correspondence indicating that the Corporation has made all of the necessary filings for the issuance and listing of (i) the Offered Shares; and (ii) the Broker Shares issuable upon exercise of the Broker’s Warrants, subject only to the Standard Listing Filings;

(k)	the Agents shall have completed and be satisfied, in their sole discretion, with the results of its due diligence investigations regarding the Corporation, its business, operations and financial condition and market conditions at the Closing Time;

(l)	the Agents shall have received a certificate from Capital Transfer Agency ULC as to the number of Common Shares issued and outstanding as at the date immediately prior to the Closing Date or Option Closing Date, as applicable,;

(m)	the Agents shall have received a certificate of status (or the equivalent) in respect of the Corporation and the Subsidiary issued by the appropriate regulatory authority in each jurisdiction in which the Corporation and the Subsidiary are incorporated, amalgamated or continued, as the case may be, which certificate shall be dated no more than two Business Days prior to the Closing Date or Option Closing Date, as applicable,;

(n)	the Agents shall have received duly executed copies of the Broker Warrant Certificates in form and substance satisfactory to the Agents, acting reasonably; and

(o)	each of the directors and executive officers of the Corporation shall have delivered to the Agents a signed copy of the Form of Lock-Up Agreement attached hereto as Schedule “A”.

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10	Closing and Post-Closing Obligations

(a)	The Closing shall be completed via electronic exchange of documents unless otherwise agreed to by the Corporation and the Lead Agents.

At or prior to the Closing Time, the Corporation shall duly and validly deliver to the Agents one or more certificate(s) in definitive form (including such other form of evidence of ownership) or in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS Clearing and Depository Services Inc. and Depository Trust Company representing the Offered Shares registered in such name or names as the Agents may notify the Corporation in writing, against payment by the Agents to the Corporation, at the direction of the Corporation, in the lawful money of either (i) Canada by wire transfer or, if permitted by applicable law, by certified cheque or bank draft, payable at par in Vancouver, British Columbia, or (ii) United States by wire transfer or, if permitted by applicable law, by certified cheque or bank draft, payable at par in United States Dollars, in each case, of an amount equal to the proceeds of the Offering net of the Agents’ Fees and estimated Agents’ Expenses in accordance with Section 11 hereof.

The obligation of the Agents to complete the purchase of any Additional Shares under this Agreement, upon the exercise of the Over-Allotment Option, is subject to the receipt by the Agents of those documents contemplated, and the satisfaction of those conditions set forth, in Section 9 as the Agents may request. In the event that the Corporation shall subdivide, consolidate, reclassify or otherwise change its Common Shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the exercise price and to the number of the Additional Shares issuable on exercise thereof such that the Agents are entitled to arrange for the sale of the same number and type of securities that the Agents would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

(b)	The Corporation shall, during the Effectiveness Period (as hereinafter defined):

(i)	prepare and file with the SEC and state securities regulators such amendments and supplements to each Blue Sky Registration, the U.S. Registration Statement and the U.S. Final Prospectus used in connection therewith as may be necessary or advisable to keep the Blue Sky Registration and the U.S. Registration Statement current and effective for the Offered Shares held by a Purchaser and the Broker Shares issuable upon exercise of the Broker Warrants for a period ending on the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which all Offered Shares and Broker Shares may be sold pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) and the blue sky laws of any state during any three-month period without the requirement for the Corporation to be in compliance with the current public information required under Rule 144(c)(1) or (iii) such time as all Offered Shares and Broker Shares have been sold pursuant to a registration statement or Rule 144 and any applicable blue sky exemption for resale (collectively, the “Effectiveness Period”);

(ii)	make any necessary blue sky filings in addition to the Blue Sky Registrations;

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(iii)	pay the expenses incurred by the Corporation and the Purchasers and the Brokers in complying with Section 10(b), including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of the Purchasers and any and all underwriting discounts and selling commissions applicable to the sale of the Offered Shares by the Purchasers);

(iv)	advise the Purchasers and Brokers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC or any state securities regulator delaying or suspending the effectiveness of the U.S. Registration Statement or any Blue Sky Registration or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(v)	with a view to making available to the Purchasers and Brokers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchasers and Brokers to sell Offered Shares and Broker Shares, as applicable, to the public without registration, the Corporation covenants and agrees to: (i) make and keep public information available, as such term is understood and defined in Rule 144, until the earlier of (A) such date as all of the Offered Shares and Broker Shares qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect and all blue sky laws during any three-month period without the requirement for the Corporation to be in compliance with the current public information required under Rule 144(c)(1) or (B) such date as all of the Offered Shares and Broker Shares shall have been resold pursuant to Rule 144 and applicable blue sky laws (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Corporation under the U.S. Securities Act and under the U.S. Exchange Act; and (iii) furnish to the Purchasers and Brokers upon request, as long as such party owns any Offered Shares or Broker Shares, as applicable, (A) a written statement by the Corporation as to whether it has complied with the reporting requirements of the U.S. Securities Act and the U.S. Exchange Act, (B) a copy of the Corporation’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchasers and Brokers of any rule or regulation of the SEC that permits the selling of any such Offered Share and Broker Shares without registration.

(c)	Transfer of Shares; Suspension.

(i)	The Corporation shall during the Effectiveness Period: (i) if deemed necessary or advisable by the Corporation, prepare and file from time to time with the SEC or appropriate state regulator, as applicable, a post-effective amendment to any Blue Sky Registration, the U.S. Registration Statement or a supplement to the related Final Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Blue Sky Registration or such U.S. Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Offered Shares being sold thereunder, such U.S. Final Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchasers copies of any documents filed pursuant to this section; and (iii) inform the Purchasers that the Corporation has complied with its obligations herein (or that, if the Corporation has filed a post-effective amendment to the U.S. Registration Statement or any Blue Sky Registration which has not yet been declared effective, the Corporation will notify the Purchasers to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchasers when the amendment has become effective).

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(ii)	In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any Blue Sky Registration or the Registration Statement for amendments or supplements to such Blue Sky Registration, the U.S. Registration Statement or related U.S. Fina; Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Blue Sky Registration, the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Offered Shares or Broker Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in any Blue Sky Registration, the U.S. Registration Statement or U.S. Final Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of any Blue Sky Registration or the U.S. Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the U.S. Final Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Corporation shall promptly deliver a certificate in writing to the Purchasers and the Brokers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers and Brokers will refrain from selling any Offered Shares and Broker Shares pursuant to such Blue Sky Registration or the Registration Statement (a “Suspension”) until the Purchasers and Brokers are advised in writing by the Corporation that the current Blue Sky Registration or the U.S. Final Prospectus may be used, and have received copies from the Corporation of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Blue Sky Registration or U.S. Final Prospectus. In the event of any Suspension, the Corporation will use its commercially reasonable efforts to cause the use of the Blue Sky Registration or U.S. Final Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Purchasers and Brokers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Corporation and the Purchasers and Brokers, the Corporation and the Purchasers and Brokers shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this section.

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(d)	Notwithstanding the foregoing paragraphs of this section the Corporation shall use its commercially reasonable efforts to ensure that (i) a Suspension shall not exceed 30 days individually, (ii) Suspensions covering no more than 45 days, in the aggregate, shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least 30 days from a prior Suspension.

(e)	During the Effectiveness Period, the Corporation shall not require certificates evidencing the Registrable Securities not to contain any legend: (i) upon the effectiveness of a registration statement (including the Registration Statement and any Blue Sky Registration) covering such Offered Shares or Broker Shares, or (ii) following a sale of such Offered Shares of Broker Shares pursuant to Rule 144 and all applicable blue sky laws, or (iii) while such securities are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the U.S. Securities Act or any blue sky law (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Offered Shares or Broker Shares, the Corporation will, no later than five trading days following the delivery by a Purchaser or Broker to the Corporation or the Corporation’s transfer agent of a certificate representing the Offered Shares or Broker Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser or Broker a certificate representing such securities that is free from all restrictive and other legends.

11	Expenses

The Corporation shall pay all reasonable expenses and fees in connection with the Offering including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares; (ii) the fees and expenses of the Corporation’s legal counsel, auditors and other advisors; (iii) all costs incurred in connection with the preparation of documentation related to the Offering, including filing fees and fees related to Blue Sky; (iv) the fees and disbursements of the Agents’ legal counsel and all applicable taxes thereon; and (v) all reasonable “out-of-pocket expenses” of the Agents (plus all taxes thereon) ((iv) and (v) collectively, the “Agents’ Expenses”) ; provided that in the case of the Roth only, in no event shall Roth’s Agent’s Expenses exceed US$75,000. All expenses payable by the Corporation to the Agents in accordance with this Agreement shall be payable whether or not the Offering is completed. Such fees and expenses shall be deducted from the gross proceeds otherwise payable to the Corporation at the Closing Time. Where taxes are applicable and payable by the Agents under the terms of this Agreement, an additional amount will be charged to and shall be payable by the Corporation to the Agents at the Closing Time from the gross proceeds of the Offering to reimburse the Agents for such taxes.

12	Agents’ Obligations and Agents’ Authority

The Agents’ obligations under this Agreement will be several and not joint, and the Agents’ respective obligations and rights and benefits hereunder will be as to the following percentages:

Echelon Wealth Partners Inc. 52.5%

Roth Capital Partners, LLC 35.0%

Laurentian Bank Securities Inc. 12.5%

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The Corporation will be entitled to and will act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Agents by the Lead Agents who will represent the Agents and have authority to bind the Agents hereunder, other than with respect to any of the matters contemplated by Sections 12, 13, 14, and 19 hereof. In all cases, the Lead Agents will use their best efforts to consult with the other Agents prior to taking any action contemplated herein.

13	Indemnities

(a)	The Corporation agrees to indemnify and hold harmless each Agent and its respective affiliates, directors, officers, partners, agents, employees, advisors, shareholders, successors and assigns of the Agents (hereinafter referred to as the “Personnel”) from and against any and all expenses, losses (other than loss of profits), claims, actions, suits, proceedings, court costs, contingencies, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims and costs of investigation) , and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim (including, without limitation, securityholder or derivative actions, arbitration proceedings or otherwise) that may be made or threatened against the Agents and/or the Personnel, to which the Agents and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise, insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon (a) the performance of professional services rendered to the Corporation by the Agents and their Personnel hereunder (b) any untrue statement or alleged untrue statement of a material fact contained in the U.S. Preliminary Prospectus, U.S. Final Prospectus, U.S. Registration Statement, or Blue Sky Registrations used to offer securities of the Corporation in a transaction subject to the engagement as such materials may be amended or supplemented (and including but not limited to any documents deemed to be incorporated therein by reference) (collectively, the “Offering Materials”), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) otherwise in connection with the matters referred to in this Agreement, whether performed before or after the Corporation’s execution of this Agreement, together with any expenses, losses, claims, damages or liabilities that are incurred in enforcing this indemnity.

In addition, the Corporation shall indemnify and save harmless the Agents from any and all losses or expenses relating to sales to investors on the President’s List and investors that are Company Purchasers.

(b)	Notwithstanding anything to the contrary contained herein, the indemnity contemplated in this Section 13 shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)	the Agents or its Personnel have been grossly negligent or committed any fraudulent act or acted in wilful misconduct in the course of the performance of professional services rendered to the Corporation by the Agents and/or their Personnel or otherwise in connection with the matters referred to in this Agreement; and

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(ii)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were caused by the gross negligence, fraudulent act or wilful misconduct referred to in Section 13(b)(i).

(c)	If for any reason (other than the occurrence of any of the events itemized in Sections 13(b)(i) and (ii) above), the indemnification contemplated in this Section 13 is unavailable to the Agents or insufficient to hold them harmless, then the Corporation shall contribute to the amount paid or payable by the Agents as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agents on the other hand but also the relative fault of the Corporation and the Agents, as well as any relevant equitable considerations; provided that the Corporation shall, in any event, contribute to the amount paid or payable by the Agents as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the Agents’ Fee received by the Agents hereunder pursuant to this Agreement.

(d)	The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Agents by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or any such entity shall investigate the Corporation and/or the Agents and any Personnel of the Agents shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Agents, the Agents shall have the right to employ one firm of its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable and documented costs (including an amount to reimburse the Agents for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall, be paid by the Corporation as they occur.

(e)	Promptly after receipt of notice of the commencement of any legal proceeding against the Agents or any of their Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Agents will notify the Corporation in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Corporation, will keep the Corporation advised of the progress thereof and will discuss with the Corporation all significant actions proposed. The omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to the Agents except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Corporation would otherwise have under this indemnity had the Agents not so delayed in giving or failed to give the notice required hereunder.

(f)	The Corporation shall be entitled, within 14 days after the receipt of the notice, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. If the Corporation undertakes, conducts and controls the settlement or defences, the relevant Personnel shall have the right to participate in such settlement or defence. Upon the Corporation notifying the Agents in writing of its election to assume the defence and retaining counsel, the Corporation shall not be liable to the Agents for any legal expenses subsequently incurred by it in connection with such defence. If such defence is assumed by the Corporation, the Corporation throughout the course thereof will provide copies of all relevant documentation to the Agents, will keep the Agents advised of the progress thereof and will discuss with the Agents all significant actions proposed.

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(g)	Notwithstanding Section 13(f), the Agents shall have the right, at the Corporation’s expense, to employ counsel of such Agents’ choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Corporation; or (ii) the Corporation has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Corporation or the Agents have advised the Agents that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation, because there may be legal defences available to the Agents or to any of the Agents, which are different from or in addition to those available to the Corporation (in which event and to that extent, the Corporation shall not have the right to assume or direct the defence on the Agents’ behalf) or that there is an actual or potential conflict of interest between the Corporation and the Agents or between the Agents or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Corporation shall not have the right to assume or direct the defence on the Agents’ behalf).

(h)	No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Agents. No admission of liability shall be made and the Corporation shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent.

(i)	The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agents and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, the Agents and any of the Personnel of the Agents. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.

14	Termination Rights

In addition to any other remedies which may be available to the Agents, each Agent shall be entitled to terminate and cancel, without any liability on its part, all of its obligations under this Agreement and the obligations of any Person whom such Agent(s) have solicited to purchase the Offered Shares, by notice in writing to that effect delivered to the Corporation prior to the Closing Time if:

(a)	Material Change Out - there shall occur or come into effect any material change in the business, affairs or financial condition or financial prospects of the Corporation or the Subsidiary, or any change in a material fact or new material fact shall arise, or there should be discovered any previously undisclosed material fact which, in each case, in the reasonable opinion of the Agents has or would be expected to have a significant adverse effect on the market price or value or marketability of the Offered Shares;

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(b)	Disaster Out - there should develop, occur or come into effect or existence any event, action, state or condition (including without limitation, terrorism or accident) or major financial, political or economic occurrence of national or international consequence, any declared pandemic of a serious contagious disease (including the COVID-19 pandemic, to the extent that there is any material adverse development related thereto after the date hereof, or similar event or the escalation thereof), or any action, government, law, regulation, inquiry or other occurrence of any nature, which in the sole opinion of the Agent, seriously adversely affects or involves or may seriously adversely affect or involve the financial markets in Canada or the United States or the business, operations or affairs of the Corporation and or the Subsidiary taken as a whole or the marketability of the Offered Shares;

(c)	Regulatory Proceedings Out - (i) any inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression or unlawful conduct) is commenced, announced or threatened in relation to the Corporation or any one of the officers, directors or principal shareholders of the Corporation where wrong-doing is alleged or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the CSE, OTC, SEC or any securities regulatory authority which involves a finding of wrong doing; or (ii) any order, action, proceeding, law or regulation is made, threatened, enacted or changed which ceases trading in the Corporation’s securities or, in the opinion of the Agents, acting reasonably, operates to prevent or restrict the trading of the common shares of the Corporation;

(d)	Market Out - the state of the financial markets in Canada, the United States or elsewhere where it is planned to market the Offered Shares is such that in the reasonable opinion of the Agents, the Offered Shares cannot be marketed profitably;

(e)	Due Diligence Out – The Agents are not satisfied in its sole discretion with its due diligence review and investigations in respect of the Corporation; or

(f)	Breach Out - the Corporation is in breach of any material term, condition or covenant of this Agreement that may not be reasonably expected to be remedied prior to the closing time of the Offering or any representation or warranty given by the Corporation in this Agreement becomes or is false.

If any of the Agents terminate this Agreement pursuant to this Section there shall be no further liability on the part of such Agents or of the Corporation to such Agent except in respect of any liability which may have arisen or may thereafter arise under Sections 11, 13 or 14 hereof.

15	Breach of Agreement

All terms and conditions of this Agreement to be performed or satisfied by the Corporation shall be constituted as conditions and any material breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle the Agents, acting reasonably, on behalf of the Purchasers of the Offered Shares, to terminate their respective obligations to purchase the Offered Shares by notice to that effect given to the Corporation prior to the Closing Time. In the event of any such termination, there shall be no further liability on the part of the Corporation or the Agents except in respect of any liability which may have arisen or may thereafter arise under Section 11, 13 or 14 hereof. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agents in order to be binding upon it.

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16	Over-Allotment

In connection with the distribution of the Offered Shares, the Agents and members of their selling group (if any) may over-allot or effect transactions which stabilize or maintain the market price of the Common Shares at levels above those which might otherwise prevail in the open market, in compliance with Applicable Securities Laws. Those stabilizing transactions, if any, may be discontinued at any time.

17	Notices

Any notice under this Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

To the Corporation:

Bunker Hill Mining Corp.

82 Richmond Street East

Toronto, ON M5C 1P1

Attention: David Wiens

Email: david.wiens@bunkerhillmining.com

with a copy to:

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite 2600

Vancouver, BC V7X 1L3

Attention: Jamie Kariya

Email: jamie.kariya@blakes.com

to the Agents:

Echelon Wealth Partners Inc.

181 Bay Street, Suite 2500

Toronto, ON M5J 2T3

Attention: Jason Yeung

Email: jyeung@echelonpartners.com

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Attention: Joseph Barry

Email: jbarry@roth.com

Laurentian Bank Securities Inc.

1360 Rene-Levesque Blvd. W, Suite 620

Montreal, Quebec H3G 0E8

Attention: Joseph Gallucci

Email: tgalluccij@lb-securities.ca

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with a copy (but not as notice) to:

DLA Piper (Canada) LLP

Suite 6000, 1 First Canadian Place

PO Box 367, 100 King St W

Toronto, Ontario M5X 1E2

Attention: Derek Sigel

Email: derek.sigel@dlapiper.com

DLA Piper (US) LLP

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attention: Larry Nishnick

Email: larry.nishnick@us.dlapiper.com

or to such other address as any of the parties may designate by notice given to the others.

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by email upon the earlier of (i) with receipt confirmed or (ii) one Business Day following sending by email; or (c) if delivered by certified mail, registered mail or courier service, upon the earlier of (i) return receipt received to the party at the address set forth below, to the persons indicated or (ii) one Business Day following sending such certified mail, registered mail or courier service.

18	Relationship between the Corporation and the Agents

In connection with the services described herein, the Agents shall act as independent contractor, and any duties of the Agents arising out of this Agreement shall be owed solely to the Corporation. The Corporation acknowledges that each of the Agents is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services, which may involve services provided to other companies engaged in businesses similar or competitive to the Business and that the Agents shall have no obligation to disclose such activities and services to the Corporation. The Corporation acknowledges and agrees that in connection with all aspects of the engagement contemplated hereby, and any communications in connection therewith, the Corporation, on the one hand, and the Agents and any of their respective affiliates through which they may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents or such affiliates, and each party hereto agrees that no such duty will he deemed to have arisen in connection with any such transactions or communications. The Corporation acknowledges and agrees that it waives, to the fullest extent permitted by law, any claims the Corporation and its affiliates may have against any of the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents shall have no liability (whether direct or indirect) to the Corporation or any of its affiliates in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Corporation, including stockholders, employees or creditors of the Corporation. Information which is held elsewhere within any of the Agents, but of which none of the individuals in the investment banking department or division of any of the Agents involved in providing the services contemplated by this Agreement actually has knowledge (or without breach of internal procedures can properly obtain) will not for any purpose he taken into account in determining any of the responsibilities of the Agents to the Corporation under this Agreement.

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19	Survival

The obligations of the Corporation set out in Sections 11, 13 or 14 shall survive the purchase of the Offered Shares by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition of the Offered Shares, and the Agents shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in the course of the distribution of the Offered Shares. All other representations, warranties, covenants, and agreements of the Corporation contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Offered Shares shall survive the purchase of the Offered Shares by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition of the Offered Shares, for a period of three years from the Closing Date, and the Agents shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in the course of the distribution of the Offered Shares.

20	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the Offering and the transactions contemplated thereby and supersedes any and all prior negotiations, agreements and understandings between the parties pertaining to the Offering and the transactions contemplated thereby, including the Engagement Letter. There are no representations, warranties, covenants, agreements, conditions, indemnities or other provisions, whether oral or written, express or implied, collateral, statutory or otherwise, relating to the Offering or the transactions contemplated thereby except as expressly contained in this Agreement. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement by any party or its directors, officers, employees, partners or agents, to any other party or its directors, officers, employees, partners or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties has been induced to enter into this Agreement by reason of any such representation, warranty, opinion, advice or assertion of fact.

21	Further Assurances.

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

22	Severability

If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement.

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23	Counterparts

This Agreement may be executed in any number of counterparts and by fax or email all of which when taken together shall be deemed to be one and the same document and not withstanding its actual date of execution shall be deemed to be dated as of the date first above written.

24	General

The Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the federal laws of Canada applicable therein and time shall be of the essence hereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related thereto.

25	Successors and Assigns

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation and the Agents and their respective successors and permitted assigns.

26	Effective Date.

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

[Signature Page Follows]

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If the above is in accordance with your understanding, please sign and return to the Agents a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Agents.

ECHELON WEALTH PARTNERS INC.

Per:
Name:
Title:

ROTH CAPITAL PARTNERS, LLC

Per:
Name:
Title:

LAURENTIAN BANK SECURITIES INC.

Per:
Name:
Title:

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The above offer is hereby accepted and agreed to as of the date first above written.

BUNKER HILL MINING CORP.

Per:
Name:
Title:

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SCHEDULE “A”

FORM OF LOCK-UP AGREEMENT

TO:	ECHELON WEALTH PARTNERS INC.
ROTH CAPITAL PARTNERS, LLC
LAURENTIAN BANK SECURITIES INC.
(collectively, the “Agents”)

Dear Sirs and Mesdames:

Re: Bunker Hill Mining Corp.

The undersigned understands that Echelon Wealth Partners Inc. (“Echelon”), Roth Capital Partners, LLC and Laurentian Bank Securities Inc. (collectively, the “Agents”) have entered into an agency agreement (the “Agency Agreement”) with Bunker Hill Mining Corp. (the “Corporation”) providing for the offering (the “Offering”) of shares of common stock of the Corporation (“Common Shares”) at the purchase price of $♦ per Common Share (the “Issue Price”).

The undersigned, being a director and/or executive officer of the Corporation, recognizes that the Offering contemplated by the Agency Agreement will be of benefit to the undersigned and the Corporation and acknowledges that the Agents are and will be relying on the representations and agreements of the undersigned contained herein in carrying out the Offering.

To induce the Agents to continue their efforts in connection with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that the undersigned will not directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Corporation (collectively, the “Securities”), whether currently owned or hereafter acquired, directly or indirectly, either of record or beneficially by the undersigned, for a period of 90 days after the closing date of the Offering, without the prior written consent of Echelon, on behalf of the Agents, such consent not to be unreasonably withheld or delayed.

Nothing in this letter agreement shall prohibit or otherwise restrict the transfer, sale or tender of any or all of the Securities owned by the undersigned (i) to the undersigned’s affiliates (as such term is defined in the Securities Act (Ontario)) for tax or other bona fide tax or estate planning purposes, provided that each transferee shall, as a condition precedent to such transfer, agree to enter into a substantially similar lock-up letter agreement in favour of the Agents; (ii) pursuant to a take-over bid (as defined in the Securities Act (Ontario)) or any other similar business combination transaction, including, without limitation, a merger, arrangement or amalgamation (provided, that all Securities owned by the undersigned that are not so transferred, sold or tendered remain subject to this letter agreement; and provided, further, that it shall be a condition of transfer that if such take-over bid or other transaction is not completed, any Securities owned by the undersigned subject to this letter agreement shall remain subject to the restrictions herein). For greater certainty, nothing in this letter agreement shall prevent: (i) the receipt of a grant of share options, restricted stock units and deferred share units (collectively, “Incentive Securities”) pursuant to the Corporation’s incentive share plan, restricted stock unit incentive plan and deferred share unit plan, respectively, provided that the exercise price of each Incentive Security shall not be less than the Issue Price, (ii) the conversion, exercise or exchange of any convertible, exercisable or exchangeable securities existing on the date of this letter agreement or upon exercise of stock options granted in accordance with (i) above; or (iii) the receipt of Common Shares or other Securities from the Corporation (collectively, “Compensation Securities”) as bonuses or for services rendered by the undersigned provided that the deemed issue price of each Compensation Security shall not be less than the Issue Price, and provided that any Common Shares or other Securities received will also be subject to this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon the reasonable request of the Agents, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned, provided however that the undersigned shall not assign this letter agreement without the prior written consent of Echelon, on behalf of the Agents.

This letter agreement and the rights and obligations of the undersigned shall be governed and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. All matters relating hereto shall be submitted to the court of appropriate jurisdiction in the Province of British Columbia, Canada, for the purpose of this letter agreement and for all related proceedings.

This letter agreement may be executed in any number of counterparts, each of which when delivered, either in original, recorded electronic transmission or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

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DATED this day of ________________, 2022.

Print Name

Signature

2

Exhibit A

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